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                                                                EXHIBIT 10.6

                                  SKYMALL, INC.

                             1994 STOCK OPTION PLAN
                        (AS AMENDED SEPTEMBER 30, 1996)

1.       Purpose.

         The SkyMall, Inc. 1994 Stock Option Plan is intended to assist in attracting and retaining certain key employees to whom options may be granted under the Plan.

2.       Definitions.  The following terms have the following meanings:

         2.1. "Act" means the Federal Securities Act of 1933, as amended, and applicable state securities laws.

         2.2. "Board" means the Board of Directors of SkyMall, Inc.

         2.3. "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         2.4. "Committee" means the Compensation Committee of the Board of Directors of Skymall, Inc.

         2.5. "Company" means SkyMall, Inc. and any of its subsidiaries.

         2.6. "Grant Date" means the date on which an Option is granted.

         2.7. "Incentive Option" means an Option eligible for tax treatment as an incentive option under Section 422 of the Code.

         2.8. "Non-Qualified Option" means an Option that is not eligible for tax treatment under Section 422 of the Code

         2.9. "Option" means an option to purchase Stock that is granted under the Plan.

         2.10. "Optionee" means an employee to whom an Option has been granted under the Plan.

         2.11. "Plan" means the SkyMall, Inc. 1994 Stock Option Plan, as amended, the terms and conditions of which are in this instrument.

         2.12. "Stock" means the common stock of SkyMall, Inc.

         2.13. "Stock Option Agreement" means the written agreement entered into between the Company and the Optionee that provides for the price and terms of an option granted under the Plan.
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         2.14 "Subsidiary" means any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company.

         2.15. "Tax Date" means the date an Optionee is required to pay the Company an amount to cover tax withholding on the exercise of a Non-Qualified option.

         2.16. "Ten Percent Shareholder" means an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company.

3.       Administration.

         3.1. The Plan shall be administered by the Board. Without limiting the powers of the Board, the Board shall have the power to determine the times during which any option shall be exercisable, the events upon which any Option shall be terminated, the amounts, if any, payable to beneficiaries of an Optionee upon the death of such Optionee, the exercisability of any Option upon the sale of all or substantially all of the assets of the Company, or a merger pursuant to which the Company is not the surviving corporation, (other than a merger that is only a change in form), and other terms of exercise. No member of the Board shall be eligible to vote with respect to Options to be granted to him or her.

         3.2. The Committee, subject to the provisions of the Plan, shall make recommendations to the Board regarding:

                  (a) the employees who shall receive Options, the times when such Options shall be granted and the time limits within which Options may be exercised, the number of shares to be subject to each Option, and the terms and provisions of Stock Option Agreements (which need not be identical):

                  (b) Matters of interpretation of plan provisions;

                  (c) rules and regulations relating to the Plan;

                  (d) Stock Option Agreements under the Plan; and

                  (e) other determinations advisable for the proper administration of the Plan.

All decisions and determinations of the Board in the administration of the Plan shall be final.

4.       Tax Characteristics of Options.

         Options granted pursuant to the Plan may be designated, but need not be designated, as Incentive Options. The Stock Option Agreement shall provide whether an option is an Incentive Option or a Non-Qualified Option. In the case of options that are Incentive Options the aggregate fair market value (determined at the time the incentive stock option is granted) of the Stock with respect to which options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company) shall not exceed $100,000.

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5.       Stock Subject to the Plan.

         5.1 Subject to adjustments pursuant to Section 11 of this Plan, the aggregate number of shares that may be issued upon the exercise of Options shall not exceed 650,000 shares of Stock, which may be authorized but unissued shares or treasury shares, as the Board may determine.

         5.2 If an Option for any reason expires or is terminated, those shares of Stock allocated for issuance upon the unexercised or terminated portion of such Option may again be subject to an Option under the Plan.

6.       Eligibility.

         All directors and officers of the Company who are employees of the Company and other key employees of the Company and any Subsidiary (whether existing now or a new subsidiary) as selected by the Board shall be eligible to receive Options under the Plan.

7.       Option Exercise Price and Payment of Withholding Taxes.

         The price at which shares of Stock may be purchased upon the exercise of any Option shall be such price as determined by the Board, which shall not be less than 110% of the fair market value of the Stock on the date of the granting of the Option, but if the Company desires to grant an Incentive Option to a Ten Percent Shareholder, the price at which shares may be purchased shall not be less than 110% of the fair market value of the Stock at the date of grant. Also, if an Employee desires to exercise a Non-Incentive Option, the Employee shall pay to the Company the federal and state income and withholding taxes the Company determines are payable on the spread between the fair market value of the stock at the date of exercise and Option Price.

8.       Term of Options.

         The term of each Option shall be determined by the Board, but unless otherwise determined the term of each option shall be five years from the date of grant. In no case shall the term of any option exceed ten years from the date of grant, or five years in the case of a grant of an Incentive Option to a person who owns 10% or more of the value of the Employer's outstanding Stock.

9.       Payment on Exercise of Options.

         The price of an exercised Option and any taxes attributable to the delivery of the Stock to the employee upon exercise of such Option shall be paid:

         (a) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company;

         (b) at the discretion of the Board, through the delivery of Stock with a fair market value equal to the exercise price and withholding taxes, if any; or

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         (c) at the discretion of the Board, through a combination of (a) and
(b).

10.      Non-Transferability of Options.

         Options shall not be transferable by the Optionee, except that if an employee dies, his or her personal representative may exercise the option within 90 days of the date of the employee's death.

11.      Adjustments.

         If the Company:

         (a) declares a dividend or makes a distribution on its Stock payable in Stock or securities convertible into Stock;

         (b) recapitalizes through a split-up of the outstanding shares of Stock into a greater number or a combination of the outstanding Stock into a lesser number: or

         (c) issues, by reclassification of its Stock, any shares of Stock, the Board shall make appropriate and equitable adjustments in the number and kind of shares subject to outstanding Options under the Plan. Any other adjustments to the Options shall be within the sole discretion of the Board. If the adjustment would produce fractional shares with respect to any unexercised Option, the Board may adjust appropriately the number of shares covered by the Option to eliminate the fractional shares. The price of any shares subject to an outstanding Option shall be adjusted so there will be no change in the aggregate purchase price payable upon the exercise of such Option.

12.      Additional Restrictions.

         Notwithstanding any other provisions of the Plan, any Option granted under the Plan may contain such additional or more restrictive provisions as the Board deems advisable and consistent with the Plan.

13.      Registration.

         The Plan, the Stock to be issued pursuant to the exercise of Options or the Options granted under the Act, may in the discretion of the Board, be registered under the Act.

14.      Effective Date of Plan.

         The Plan shall become effective as of January 1, 1994 and shall remain in effect for ten years from its effective date, unless it is sooner terminated by the Board. No Incentive Options may be issued under the Plan unless the Plan is approved by the stockholders of the Company within one year from the date the Plan is adopted by the Company.

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15.      Amendment Termination.

         The Board, in its discretion and at any time, may modify, amend or terminate the Plan. Neither the termination of the Plan nor any modification or amendment thereof, shall adversely affect any rights under an Option previously granted under the Plan without the consent of the Optionee. Notwithstanding the foregoing, the Board may amend the Plan to the extent necessary to cause Options granted under the Plan to meet the requirements of the Code and regulations thereunder and the Act.

16.      Miscellaneous.

         16.1. The Grant Date of any Option under this Plan shall be the date specified by the Board in the Stock Option Agreement. The grant of any Option shall be subject to the execution by an Optionee of a Stock Option Agreement in the form and containing the terms specified by the Board.

         16.2. Nothing in the Plan or any Option granted hereunder shall confer upon any employee any right to continue in the service of the Company or a Subsidiary.

         16.3 The grant of Options under the Plan, the issuance and delivery of shares upon the exercise of Options, and any other matters relating thereto shall be subject to all laws, rules and regulations as may from time to time be applicable thereto, including but not limited to, any and all rules and regulations of any stock exchange or exchanges upon which the shares of the Company may be listed and all applicable federal and state securities laws, and shall be further subject to the approval of counsel for the Company with respect to compliance with such laws, rules and regulations.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         In the case of an Incentive Option, any Optionee who disposes of shares of Stock acquired on the exercise of an Option by sale or exchange (a) either within two (2) years after the date of the grant of the Option under which the Stock was acquired or (b) within one (1) year after the acquisition of such shares of Stock shall notify the Company of such disposition and of the amount realized upon such disposition.

         16.4 No person shall acquire any rights as an Optionee under this Plan unless and until a Stock Option Agreement shall have been duly executed on behalf of the Company by such officer or officers as the Board shall designate for such purpose, delivered to the person named therein, and executed by such person. No person shall have any rights as a shareholder with respect to any shares covered by an Option granted pursuant to the Plan until the date of the issuance of a share certificate to the Optionee for such shares.

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         16.5 The President of the Company has been authorized to execute this
Plan, as amended, and has executed the Plan, as amended, on the date indicated below.


                                       ----------------------------------------
                                       President

                                       Date: September 30, 1996

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